UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                         February 26 , 2010

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of MidSouth Bancorp, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved a purchase agreement between the Company and James R. McLemore, Senior Executive Vice President and Chief Financial Officer of the Company.  Pursuant to the purchase agreement, the Company purchased Mr. McLemore’s former residence in Macon, Georgia, for $450,000 on February 26, 2010, which the parties believe represented the fair value of the residence as of the date of the agreement.  The purchase of the residence is a one-time transaction undertaken to assist Mr. McLemore in connection with the relocation of Mr. McLemore and his family to Lafayette, Louisiana.  The Company intends to promptly resell the residence, subject to local market conditions, and any gain or loss associated with the subsequent resale will be for the account of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	March 4, 2010	By:
C. R. Cloutier President and Chief Executive Officer